[LETTERHEAD OF BARRETT & COMPANY]



March 12, 1999


Mr. Art Trudel
Arguss Holdings, Inc.
One Church Street, Suite 302
Rockville, MD  20850

Consent of:
Barrett & Company
Certified Public Accountants
16703 SE McGillivray Blvd., Suite 175
Vancouver, WA  98683-3418

We consent to the incorporation by reference of our report dated September 10, 1998, filed as an exhibit to the Arguss Holdings, Inc. (the "Company") Form 8-K dated September 4, 1998, in the Company's Annual Report on Form 10-K for the year ending December 31, 1998.



/s/ Lance A. Barrett
------------------------
    Lance A. Barrett
    Certified Public Accountant